UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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STRATEGIC STORAGE GROWTH TRUST, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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STRATEGIC STORAGE GROWTH TRUST, INC.

10 Terrace Road

Ladera Ranch, California 92694

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 22, 2017

To the Stockholders of Strategic Storage Growth Trust, Inc.:

I am pleased to invite you to the annual meeting of stockholders of Strategic Storage Growth Trust, Inc. The annual meeting will be held on June 22, 2017 at 10:30 a.m. (PDT), at our offices located at 10 Terrace Road, Ladera Ranch, California 92694, for the following purposes:

1.	to elect three directors, each for a term of one year;

2.	to ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2017; and

3.	to conduct such other business as may properly come before the annual meeting or any adjournment thereof.

Our board of directors has fixed March 31, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. Only record holders of common stock, consisting of either Class A shares or Class T shares, at the close of business on the record date are entitled to notice of and to vote at the annual meeting.

For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about these proposals or would like additional copies of the proxy statement, please contact James Berg, our Assistant Secretary, via mail at 10 Terrace Road, Ladera Ranch, California 92694 or via telephone at (877) 327-3485.

Whether you own a few or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the annual meeting. None of our stockholders own more than 10% of our outstanding shares, so every stockholder’s vote is important to us. To make voting easier for you, you may vote your shares by proxy in one of three ways: (1) by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the envelope provided; (2) by completing a proxy card at www.proxypush.com/ssgt; or (3) by telephone at 1-866-291-7285. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of our board of directors.

You are cordially invited to attend the annual meeting. Your vote is very important. Please vote by proxy using one of the three prescribed methods.

By Order of the Board of Directors,

/s/ H. Michael Schwartz
H. Michael Schwartz
Chairman of the Board of Directors and Chief Executive Officer

Ladera Ranch, California

April 20, 2017

STRATEGIC STORAGE GROWTH TRUST, INC.

10 Terrace Road

Ladera Ranch, California 92694

PROXY STATEMENT

Introduction

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors of Strategic Storage Growth Trust, Inc. (which we refer to in this proxy statement as the “Company”) for use at the annual meeting of our stockholders and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company. The mailing address of our principal executive offices is 10 Terrace Road, Ladera Ranch, California 92694. We expect to mail this proxy statement and the accompanying proxy to our stockholders on or about April 20, 2017. Our 2016 Annual Report to Stockholders will be mailed on the same date.

QUESTIONS AND ANSWERS

Q:	When and where will the annual meeting be held?

A:	Our 2017 annual meeting of stockholders will be held on June 22, 2017 at 10:30 a.m. (PDT). The meeting will be held at our offices located at 10 Terrace Road, Ladera Ranch, California 92694.

Q:	What is the purpose of the meeting?

A:	At the meeting, you will be asked to:

•	elect three directors for one-year terms expiring in 2018;

•	ratify the appointment of CohnReznick LLP (“CohnReznick”) as our independent registered public accounting firm for the year ending December 31, 2017; and

•	conduct such other business as may properly come before the annual meeting or any adjournment thereof.

Our board of directors is not aware of any matters that may be acted upon at the meeting other than the matters set forth in the first two bullet points listed above.

Q:	Who can vote at the meeting?

A:	Stockholders of record, consisting of holders of either Class A shares or Class T shares, on March 31, 2017, the record date, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they hold on that date. As of the record date, we had approximately 26 million shares of common stock issued, outstanding and eligible to vote.

Q:	How many votes do I have?

A:	Each outstanding Class A share and Class T share entitles its holder to cast one vote with respect to each matter to be voted upon at the annual meeting.

Q:	How can I vote?

A:	You may vote in person at the meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

•	via mail, by completing, signing, dating and returning your proxy card in the enclosed envelope;

•	via the Internet at www.proxypush.com/ssgt; or

•	via telephone at 1-866-291-7285.

Regardless of whether you plan to attend the annual meeting, we encourage you to vote by proxy in accordance with one of the methods described above. None of our stockholders own more than 10% of our outstanding shares, so every stockholder’s vote is important to us. If you vote by proxy, you may still attend the annual meeting and vote in person. If you do so, any previous votes that you submitted, whether by mail, the Internet or telephone, will be superseded by the vote that you cast at the annual meeting.

Q:	How will my proxy be voted?

A:	Shares represented by valid proxies will be voted in accordance with the directions given on the relevant proxy card. If a proxy card is signed and returned without any directions given, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our board of directors as to (1) the election of directors and (2) the ratification of the appointment of CohnReznick as our independent registered public accounting firm for the year ending December 31, 2017.

If other matters requiring the vote of our stockholders come before the meeting, it is the intention of the persons named in the proxy card to vote the proxies held by them in accordance with their best judgment in such matters.

Q:	What are the board of directors’ voting recommendations?

A:	Our board of directors recommends that you vote:

•	“FOR ALL” of the nominees to our board of directors; and

•	“FOR” the ratification of CohnReznick as our independent registered public accounting firm for the year ending December 31, 2017.

Q:	How can I change my vote or revoke my proxy?

A:	You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy (via mail, the Internet or telephone), by attending the annual meeting and voting in person or by written notice addressed to: Strategic Storage Growth Trust, Inc., Attention: James Berg, 10 Terrace Road, Ladera Ranch, California 92694.

To be effective, a proxy revocation must be received by us at or prior to the annual meeting.

Q:	What vote is required to approve each proposal?

A:	Election of Directors. Each director is elected by the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. There is no cumulative voting in the election of our directors. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Ratification of Appointment of Independent Accounting Firm. The appointment of CohnReznick as our independent registered public accounting firm for the year ending December 31, 2017 is ratified by the affirmative vote of a majority of votes cast on the proposal at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote. In the event this matter is not ratified by our stockholders, the Audit Committee will reconsider whether or not to retain CohnReznick as our independent registered public accounting firm at its next scheduled meeting.

Q:	What constitutes a “quorum”?

A:	The presence at the annual meeting, in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast.

Q:	Who will bear the costs of soliciting votes for the meeting?

A:	We will bear the entire cost of the solicitation of proxies from our stockholders. We have retained Mediant, Inc. to assist us in connection with the solicitation of proxies for the annual meeting. Mediant, Inc. will be paid fees of approximately $32,000, plus out-of-pocket expenses, for its basic solicitation services, which include review of proxy materials, dissemination of broker search cards, distribution of proxy materials, solicitation of brokers, banks, and institutional holders, and delivery of executed proxies. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We also expect to incur approximately $28,000 in expenses related to printing of these proxy materials and our annual report. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

Q:	What if I receive only one set of proxy materials although there are multiple stockholders at my address?

A:	The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports to stockholders, which allows us to send a single annual report or proxy statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Strategic Storage Growth Trust, Inc., Attention: James Berg, 10 Terrace Road, Ladera Ranch, California 92694 or call us at (877) 327-3485. Also, if your household currently receives multiple copies of disclosure documents and you would like to receive just one set, please contact us at the same address and phone number.

Q:	How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

A:	In order for a stockholder proposal to be properly submitted for presentation at our 2018 annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on December 21, 2017 and ending January 22, 2018. If you wish to present a proposal for inclusion in the proxy materials for next year’s annual meeting, we must receive written notice of your proposal at our executive offices no later than December 21, 2017. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Strategic Storage Growth Trust, Inc., Attention: James Berg, 10 Terrace Road, Ladera Ranch, California 92694. For additional information, see the “Stockholder Proposals” section in this proxy statement.

Q:	Who do I call if I have questions about the meeting?

A:	We have retained Mediant, Inc. to assist with the proxy process. If you have any questions related to the annual meeting or voting your proxy, you can call Mediant and talk to a live proxy representative at toll free 1-844-391-3597 with any proxy related questions.

CERTAIN INFORMATION ABOUT MANAGEMENT

Board of Directors

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors consists of H. Michael Schwartz, our Chief Executive Officer and Chairman of our board of directors, and two independent directors, Leon W. Holmes and Stephen G. Muzzy, each of whom have been nominated by our board of directors for re-election to serve until our 2018 annual meeting of stockholders or until his successor is elected and qualified. For more detailed information on our directors, see the “Executive Officers and Directors” section below. Our board of directors has formed the following three committees: the Audit Committee; the Nominating and Corporate Governance Committee; and the Compensation Committee.

Leadership Structure

H. Michael Schwartz serves as the Chairman of our board of directors, as well as our Chief Executive Officer. Our board of directors periodically monitors the potential benefits and consequences of splitting the roles of Chairman and principal executive officer, but has determined that, at this time, it is appropriate and in our best interest for such roles to remain vested in one person due to our current size, the size of our board of directors, and the participation of our two independent directors in the oversight of our operations and strategy. Our board of directors does not have a lead independent director, as we believe that the current size of our board of directors permits both of our independent directors to actively participate in this oversight role. As we grow in size, our board of directors will continue to evaluate the appropriateness of splitting the roles of Chairman and principal executive officer and creating a lead independent director position.

Meetings of our Board of Directors

During 2016, our board of directors held seven meetings. Messrs. Schwartz, Holmes and Muzzy attended all seven meetings.

Director Independence

While our shares are not listed for trading on any national securities exchange, as required by our charter, a majority of the members of our board of directors and each committee of our board of directors are “independent” as determined by our board of directors by applying the definition of “independent” adopted by the New York Stock Exchange (NYSE), consistent with the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts and applicable rules and regulations of the Securities and Exchange Commission (SEC). Our board of directors has determined that Messrs. Holmes and Muzzy both meet the relevant definition of “independent.”

Stockholder Communications with Directors

We have established several means for stockholders to communicate concerns to our board of directors. If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the Chairman of the Audit Committee of our board of directors in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the

Nominating and Corporate Governance Committee of our board of directors in care of our Secretary at our headquarters address. If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our Secretary. All concerns submitted in care of our Secretary will be delivered to the appropriate independent director based upon our Secretary’s determination.

Though we have no formal policy on the matter, we encourage all of the members of our board of directors to attend our annual meeting of stockholders.

Risk Management Role

As part of its oversight role, our board of directors actively supervises the members of our management that are directly responsible for our day-to-day risk management, including our Chief Financial Officer and Treasurer. The board’s risk management role has no impact on its leadership structure. The Audit Committee of our board of directors, which consists of our two independent directors, annually reviews with management our policies with respect to risk assessment and risk management, particularly in the areas of insurance, regulatory compliance, financial risk management, investments and due diligence, and capital flow.

Code of Ethics

Our board of directors adopted an amended Code of Ethics and Business Conduct on June 9, 2016 (the “Code of Ethics”), which contains general guidelines applicable to our executive officers, including our principal executive officer, principal financial officer and principal accounting officer, our directors and employees and officers of our advisor, SS Growth Advisor, LLC (“Advisor”), and its affiliates who perform material functions for us. We adopted our Code of Ethics with the purpose of promoting the following: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with or submit to the SEC and in other public communications made by us; (3) compliance with applicable laws and governmental rules and regulations; (4) the prompt internal reporting of violations of the Code of Ethics to our Code of Ethics Compliance Officer; and (5) accountability for adherence to the Code of Ethics. A copy of the Code of Ethics is available on our website at www.strategicreit.com.

Audit Committee

General

Our board of directors adopted a charter for the Audit Committee on March 20, 2015 (the “Audit Committee Charter”), a copy of which was included in our 2016 proxy statement. The Audit Committee assists our board of directors by: (1) selecting an independent registered public accounting firm to audit our annual financial statements; (2) reviewing with the independent registered public accounting firm the plans and results of the audit engagement; (3) approving the audit and non-audit services provided by the independent registered public accounting firm; (4) reviewing the independence of the independent registered public accounting firm; and (5) considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter and in accordance with current laws, rules and regulations.

The members of the Audit Committee are our two independent directors, Leon W. Holmes and Stephen G. Muzzy, with Mr. Muzzy currently serving as Chairman of the Audit Committee. We do not have an “audit committee financial expert,” as such term is defined by SEC rules; however, our board of directors believes that each member of the Audit Committee has sufficient knowledge in financial and auditing matters to serve on the Audit Committee and Mr. Muzzy has sufficient knowledge to serve as the Chairman of the Audit Committee due to his more than 20 years of experience in the commercial banking industry. The Audit Committee held five meetings during 2016. Mr. Muzzy and Mr. Holmes attended all five meetings.

Relationship with Principal Auditor

Overview

During the year ended December 31, 2016, CohnReznick served as our independent auditor and provided certain other services. CohnReznick has served as our independent auditor since our formation.

The Audit Committee currently anticipates that it will engage CohnReznick as our independent auditor to audit our financial statements for the year ending December 31, 2017, subject to agreeing on fee estimates for the audit work. The Audit Committee reserves the right, however, to select a new auditor at any time in the future in its discretion if it deems such decision to be in the best interests of the Company and its stockholders. Any such decision would be disclosed to the Company’s stockholders in accordance with applicable securities laws.

A representative of CohnReznick is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she desires. The representative will also be available to respond to appropriate questions from the stockholders.

Pre-Approval Policies

The Audit Committee Charter imposes a duty on the Audit Committee to pre-approve all auditing services performed for the Company by our independent auditor, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditor’s independence. In determining whether or not to pre-approve services, the Audit Committee considers whether the service is permissible under applicable SEC rules. The Audit Committee may, in its discretion, delegate one or more of its members the authority to pre-approve any services to be performed by our independent auditor, provided such pre-approval is presented to the full Audit Committee at its next scheduled meeting.

All services rendered by CohnReznick for the year ended December 31, 2016 were pre-approved in accordance with the policies set forth above.

Fees to Principal Auditor

The Audit Committee reviewed the audit and non-audit services performed by CohnReznick, as well as the fees charged by CohnReznick for such services. The aggregate fees for professional accounting services provided by CohnReznick, including the audit of our annual financial statements, for the years ended December 31, 2016 and 2015, respectively, are set forth in the table below.

	2016	2015
Audit Fees	$142,091	$125,210
Audit-Related Fees	28,000	22,000
Tax Fees	858	2,896
All Other Fees	—	—

Total	$170,949	$150,106

For purposes of the preceding table, the professional fees are classified as follows:

•	Audit Fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of our quarterly financial statements and other procedures performed by the independent auditors to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, and services that generally only an independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC.

•	Audit-Related Fees – These are fees for assurance and related services that traditionally are performed by an independent auditor, such as due diligence related to acquisitions and dispositions, audits related to acquisitions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•	Tax Fees – These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Such services may also include assistance with tax audits and appeals before the Internal Revenue Service (IRS) and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All Other Fees – These are fees for other permissible work performed that do not meet one of the above-described categories.

Audit Committee Report

Pursuant to the Audit Committee Charter adopted by the board of directors of the Company, the Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent auditors, the audit and financial reporting process and the system of internal control over financial reporting that management has established and by reviewing the financial information to be provided to the Company’s stockholders and others. The Audit Committee is composed of two independent directors and met five times during the year ended December 31, 2016. Management of the Company has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurances with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2016 included in the Company’s Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and acceptability of the financial and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. The Audit Committee also received the written disclosures and the letter from the Company’s independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence. In addition, the Audit Committee considered the compatibility of non-audit services provided by the independent auditors with the auditors’ independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the financial reporting of the Company.

In reliance on these reviews and discussions, the Audit Committee recommended to our board of directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC. Our board of directors subsequently accepted the Audit Committee’s recommendation and approved the Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Stephen G. Muzzy (Chairman)
Leon W. Holmes

March 14, 2017

The preceding Audit Committee Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

General

Our board of directors ratified the Nominating and Corporate Governance Committee’s adoption of its charter on March 20, 2015 (the “Nominating and Corporate Governance Committee Charter”), a copy of which was included in our 2016 proxy statement. The Nominating and Corporate Governance Committee’s primary focus is to assist our board of directors in fulfilling its responsibilities with respect to director nominations, corporate governance, board of directors and committee evaluations and conflict resolutions. The Nominating and Corporate Governance Committee assists our board of directors in this regard by: (1) identifying individuals qualified to serve on our board of directors, consistent with criteria approved by our board of directors, and recommending that our board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders; (2) developing and implementing the process necessary to identify prospective members of our board of directors; (3) determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our board of directors; (4) overseeing an annual evaluation of our board of directors, each of the committees of our board of directors and management; (5) developing and recommending to our board of directors a set of corporate governance principles and policies; (6) periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our board of directors; and (7) considering and acting on any conflicts-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving our Advisor or its affiliates. The Nominating and Corporate Governance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Nominating and Corporate Governance Committee Charter and in accordance with current laws, rules and regulations.

The members of the Nominating and Corporate Governance Committee are our two independent directors, Leon W. Holmes and Stephen G. Muzzy, with Mr. Holmes serving as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held five meetings during 2016. Mr. Muzzy and Mr. Holmes attended all five meetings.

Board of Directors Membership Criteria and Director Selection

The Nominating and Corporate Governance Committee annually reviews with our board of directors the appropriate experience, skills and characteristics required of our directors in the context of the current membership of our board of directors. This assessment includes, in the context of the perceived needs of our board of directors at the time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflict with the Company and the ability of the candidate to attend board of directors meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by our board of directors are individuals who possess a reputation and hold or have held positions or affiliations befitting a director of a publicly held company and are or have been actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community.

Though we do not have a formal policy regarding diversity with respect to identifying nominees and overall board composition, our Nominating and Corporate Governance Committee considers the impact of diverse backgrounds and experiences of potential nominees on the effectiveness and quality of our board of directors. As part of its annual review process discussed below, the Nominating and Corporate Governance Committee reviews its own effectiveness in recommending director nominees with diverse backgrounds and experiences relative to any perceived needs in the composition of our board of directors.

While our full board of directors remains responsible for selecting its own nominees and recommending them for election by our stockholders, our board of directors has delegated the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee. Pursuant to our charter, however, the directors must nominate replacements for any vacancies among the director positions.

The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of our board of directors; it then recommends director nominees who are voted on by our full board of directors. In recommending director nominees to our board of directors, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors and management of the Company. The Nominating and Corporate Governance Committee will also consider suggestions made by stockholders and other interested persons for director nominees who meet the established director criteria. In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in the Company’s bylaws, which include, among other things, providing the nominee’s name, age, address, and ownership of the Company’s stock. Such nominations must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

In evaluating the persons nominated as potential directors, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant.

With respect to the current nominees to our board of directors, whose backgrounds and experience are described in greater detail on pages 16-19, our Nominating and Corporate Governance Committee considered all of the factors set forth above in its determination to recommend them for nomination. In particular, our Nominating and Corporate Governance Committee considered H. Michael Schwartz’s active participation in the management of our operations and his experience in the self storage industry, Leon W. Holmes’s extensive experience in the risk management and insurance industry with an emphasis on commercial real estate, including self storage, and Stephen G. Muzzy’s more than 20 years of experience in the commercial banking industry, including both real estate and construction lending for commercial, industrial, self storage, office and retail real estate properties in determining to recommend each of them for nomination to our board of directors. In addition, the Nominating and Corporate Governance Committee considered these particular aspects of the backgrounds of Messrs. Holmes and Muzzy relative to the needs of the committees of our board of directors in determining to recommend them for nomination.

Corporate Governance

Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee developed and recommended a set of formal, written guidelines for corporate governance, which were adopted by our full board of directors.

The Nominating and Corporate Governance Committee also, from time to time, reviews the governance structures and procedures of the Company and suggests improvements thereto to our full board of directors. Such improvements, if adopted by the full board of directors, will be incorporated into the written guidelines.

Periodic Evaluations

The Nominating and Corporate Governance Committee conducts an annual evaluation of its own performance and oversees the annual evaluations of our directors, each of the other committees of our board of directors and management.

Conflicts of Interest

The Nominating and Corporate Governance Committee considers and acts upon any conflicts of interest-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving our Advisor or its affiliates. Our independent directors must approve such transactions as fair and reasonable to us and on terms and conditions not less favorable than those available from unaffiliated third parties, based upon standards set forth in our charter and Code of Ethics, as well as applicable laws, rules and regulations.

Conflicts of interest-related matters that the Nominating and Corporate Governance Committee has acted upon or expects to act upon include, but are not limited to, the following:

•	the continuation, renewal or enforcement of agreements with our Advisor and its affiliates, including the following significant agreements:

•	a second amended and restated advisory agreement (“Advisory Agreement”) with our Advisor;

•	property management agreements (“Property Management Agreements”) with our property manager, SS Growth Property Management, LLC (“Property Manager”) and sub-property management agreements with an affiliate of Extra Space Storage, Inc. (“Extra Space”);

•	a dealer manager agreement (“Dealer Manager Agreement”) with our dealer manager, Select Capital Corporation (“Dealer Manager”);

•	a Series A Cumulative Redeemable Preferred Unit Purchase Agreement (the “Unit Purchase Agreement”) with SS Growth Operating Partnership, L.P. (our “Operating Partnership”), the Company and SSTI Preferred Investor, LLC, dated July 31, 2014;

•	an Amendment No. 1 (the “Amendment”) to the Second Amended and Restated Limited Partnership Agreement with our Operating Partnership, the Company and SSTI Preferred Investor, LLC, dated July 31, 2014;

•	property sales;

•	property acquisitions; and

•	other transactions with affiliates.

Compensation Committee

General

We established a Compensation Committee in March 2015. The members of our Compensation Committee are Messrs. Holmes and Muzzy, with Mr. Holmes serving as Chairman of the Compensation Committee. The primary focus of the Compensation Committee is to assist our board of directors in fulfilling its responsibilities with respect to director compensation. Prior to the establishment of the Compensation Committee, our board of directors fulfilled all of the responsibilities with respect to director compensation. The Compensation Committee assists our board of directors in this regard when necessary by: (1) reviewing and approving our corporate goals with respect to compensation of directors; (2) recommending to our board of directors compensation for all non-employee directors, including board of directors and committee retainers, meeting fees and equity-based compensation; (3) administering and granting equity-based compensation to our Advisor, employees of our Advisor and affiliates based upon recommendations from our Advisor; and (4) setting the terms and conditions of such equity-based compensation in accordance with our Employee and Director Long-Term Incentive Plan (the “Plan”). The Compensation Committee fulfills these responsibilities in accordance with current laws, rules and regulations. The Compensation Committee has concluded that, because the Compensation Committee will only need to address issues related to director compensation while we are an externally advised REIT, a charter is not necessary at the present time. The Compensation Committee will periodically review the need for a charter and, if adopted, will disclose a copy of such charter to our stockholders pursuant to applicable SEC rules.

Compensation Committee Interlocks and Insider Participation

For the year ending December 31, 2016, decisions regarding officer and director compensation were made by our Compensation Committee, consisting of our two independent directors, Leon W. Holmes and Stephen G. Muzzy, with Mr. Holmes serving as Chairman of the Compensation Committee. The Compensation Committee held two meetings during 2016. Messrs. Holmes and Muzzy attended both meetings.

No member of the Compensation Committee served as an officer, director or employee of any of our affiliates during 2016.

Compensation Discussion and Analysis – Executive Compensation

The following executive officers are the Company’s “Named Executive Officers” for the fiscal year ended December 31, 2016:

•	H. Michael Schwartz, Chief Executive Officer;

•	Michael S. McClure, former Chief Financial Officer and current President;

•	Paula Mathews, Executive Vice President and Secretary;

•	Ken Morrison, Senior Vice President – Property Management; and

•	James L. Berg, Assistant Secretary.

We do not directly compensate our executive officers, including our Named Executive Officers, for services rendered to us. We do not currently intend to pay any compensation directly to our executive officers. As a result, we do not have, and the Compensation Committee has not considered, a compensation policy or program for our executive officers. If we determine to compensate our executive officers directly in the future, the Compensation Committee will review all forms of compensation to our executive officers and approve all equity-based awards to our executive officers.

Our executive officers also are officers of our Advisor and its affiliates, and are compensated by such entities for their services to us. We pay these entities fees and reimburse expenses pursuant to our Advisory Agreement. For the year ended December 31, 2016, these reimbursements to our Advisor include reimbursements of a portion of the salaries of our Named Executive Officers for time they spent on matters connected to our public offering (the “Offering”) totaling approximately $136,750. Of this amount, $107,428 was attributed to H. Michael Schwartz, $7,481 was attributed to Michael S. McClure, $19,988 was attributed to Paula Mathews, $1,475 was attributed to Ken Morrison and $381 was attributed to James L. Berg. At the present time, we intend to continue these reimbursements for time our Named Executive Officers spend on matters connected to the Offering.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis – Executive Compensation be included in this proxy statement.

Leon W. Holmes
Stephen G. Muzzy

March 14, 2017

The preceding Compensation Committee Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Director Compensation for the Year Ended December 31, 2016

Summary

The following table provides a summary of the compensation earned by our directors for the year ended December 31, 2016:

Name	Fees Earned or Paid in Cash		Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
H. Michael Schwartz	$—		$—	$—	$—	$—	$—	$—
Stephen G. Muzzy	$37,250	(2)	$12,563	$—	$—	$—	$—	$49,813
Leon W. Holmes	$33,750	(3)	$12,563	$—	$—	$—	$—	$46,313

(1)	This column represents the full grant date fair value in accordance with FASB ASC Topic 718.
(2)	Amount includes total fees earned or paid during the year ended December 31, 2016, of which $3,500 was earned during the year ended December 31, 2015, and $2,500 was paid during 2017.
(3)	Amount includes total fees earned or paid during the year ended December 31, 2016, of which $3,000 was earned during the year ended December 31, 2015, and $2,000 was paid during 2017.

As noted above, the Compensation Committee assists our board of directors in fulfilling its responsibilities with respect to employee, officer and director compensation. Because we do not have any employees and our executive officers do not receive any compensation directly from us, these responsibilities are limited to setting director compensation and administering the Plan. Our non-director officers have no role in determining or recommending director compensation. Directors who are also officers of the Company do not receive any special or additional remuneration for services on our board of directors or any of its committees. Each non-employee independent director received compensation for services on our board of directors and its committees as provided below.

Cash Compensation to Directors

Each of our independent directors was entitled to a retainer of $20,000 per year plus $1,000 for each board of directors or committee meeting the independent director attended in person ($2,000 for attendance by the chairperson of the Audit Committee at each meeting of the Audit Committee and $1,500 for attendance by the chairperson of any other committee at each committee meeting in which they are a chairperson) and $1,000 for each regularly scheduled meeting the independent director attended by telephone ($250 for special meetings conducted by telephone). In the event there were multiple meetings of our board of directors and one or more committees in a single day, the fees were limited to $2,000 per day ($2,500 for the chairperson of the Audit Committee if there was a meeting of such committee). For the year ended December 31, 2016, the directors earned an aggregate of $24,500 for meetings attended.

All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.

Employee and Director Long-Term Incentive Plan Awards to Independent Directors

Pursuant to the Plan, we issued 2,500 shares of restricted stock to each independent director, which vest ratably over a period of four years from the date such independent director was appointed to our board of directors (the “Initial Restricted Stock Awards”). We also issued additional awards of 1,250 shares of restricted stock to each independent director upon each of their re-elections to our board of directors, which vest ratably over a period of four years from the date of re-election (the “Annual Restricted Stock Awards”). Mr. Muzzy has received a total of 5,000 shares of restricted stock of which 938 have vested as of December 31, 2016. Mr. Holmes has received a total of 3,750 shares of restricted stock of which 625 have vested as of December 31, 2016. Both the Initial Restricted Stock Awards and the Annual Restricted Stock Awards are subject to a number of other conditions set forth in such awards.

The Plan was approved and adopted prior to the commencement of the Offering in order to (1) provide incentives to individuals who are granted awards because of their ability to improve our operations and increase profits; (2) encourage selected persons to accept or continue employment with us or with our Advisor or its affiliates that we deem important to our long-term success; and (3) increase the interest of our independent directors in our success through their participation in the growth in value of our stock. Pursuant to the Plan, we may issue options, stock appreciation rights, distribution equivalent rights and other equity-based awards, including, but not limited to, restricted stock.

The total number of shares of our Class A common stock reserved for issuance under the plan is equal to 10% of our outstanding shares of Class A and Class T common stock at any time, net of any shares already issued under the plan, but not to exceed 10,000,000 shares in the aggregate. As of December 31, 2016, there were 1.02 million shares available for issuance under the Plan. The term of the Plan is 10 years. Upon our earlier dissolution or liquidation, reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation, or sale of all or substantially all of our properties, the Plan will terminate, and provisions will be made for the assumption by the successor corporation of the awards granted under the Plan or the replacement of such awards with similar awards with respect to the stock of the successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices. Alternatively, rather than providing for the assumption of such awards, the board of directors may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that the Compensation Committee determines is equivalent to the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.

In the event our board of directors or Compensation Committee determines that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects our stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award, then the board of directors or Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any award.

Executive Officers and Directors

Included below is certain information regarding our executive officers and directors. All of our directors, including our two independent directors, have been nominated for re-election at the 2017 annual meeting of stockholders. All of our executive officers serve at the pleasure of our board of directors.

Name	Age	Position(s)	Period with Company
H. Michael Schwartz	50	Chairman of the Board of Directors and Chief Executive Officer	3/2013 – present
Michael S. McClure	54	President	3/2013 – present
Michael O. Terjung	40	Chief Financial Officer and Treasurer	1/2017 – present
Wayne Johnson	59	Chief Investment Officer	3/2013 – present
Ken Morrison	50	Senior Vice President — Property Management	1/2014 – present
Paula Mathews	65	Executive Vice President and Secretary	3/2013 – present
James L. Berg	64	Assistant Secretary	1/2014 – present
Leon W. Holmes	73	Independent Director	8/2015 – present
Stephen G. Muzzy	49	Independent Director	10/2013 – present

H. Michael Schwartz. Mr. Schwartz is the Chairman of our board of directors and our Chief Executive Officer. Mr. Schwartz has been an officer and director since our initial formation in March 2013. Mr. Schwartz was appointed Chief Executive Officer of our Advisor in March 2013. Mr. Schwartz is also the Chief Executive Officer of SmartStop Asset Management, LLC (our “Sponsor”). Mr. Schwartz also served as Chief Executive Officer, President, and Chairman of SmartStop Self Storage, Inc. (“SmartStop Self Storage”) our prior sponsor, from August 2007 until the merger of SmartStop Self Storage with Extra Space on October 1, 2015. He also serves as Chief Executive Officer and Chairman of Strategic Storage Trust II, Inc. (“SST II”) and Strategic Storage Trust IV, Inc. (“SST IV”), public non-traded self storage REITs sponsored by our Sponsor. Since February 2008, Mr. Schwartz has also served as Chief Executive Officer and President of Strategic Storage Holdings, LLC. He was appointed President of Strategic Capital Holdings, LLC in July 2004. Previously, he held the positions of Vice Chairman or Co-President of U.S. Advisor from July 2004 until April 2007. He has more than 20 years of real estate, securities and corporate financial management experience. His real estate experience includes international investment opportunities, including self storage acquisitions in Canada. From 2002 to 2004, Mr. Schwartz was the Managing Director of Private Structured Offerings for Triple Net Properties, LLC (now an indirect subsidiary of Grubb & Ellis Company). In addition, he served on the board of their affiliated broker-dealer, NNN Capital Corp. (subsequently known as Grubb & Ellis Securities, Inc.). From 2000 to 2001, Mr. Schwartz was Chief Financial Officer for Futurist Entertainment, a diversified entertainment company. From 1995 to 2000, he was President and Chief Financial Officer of Spider Securities, Inc. (now Merriman Curhan Ford & Co.), a registered broker-dealer that developed one of the first online distribution outlets for fixed and variable annuity products. From 1990 to 1995, Mr. Schwartz served as the Vice President and Chief Financial Officer of Western

Capital Financial (an affiliate of Spider Securities), and from 1994 to 1998 Mr. Schwartz was also President of Palladian Advisors, Inc. (an affiliate of Spider Securities). Mr. Schwartz holds a B.S. in Business Administration with an emphasis in Finance from the University of Southern California.

Michael S. McClure. Mr. McClure is our President, a position he has held since January 2017. From our initial formation in March 2013 until January 2017, Mr. McClure served as our Chief Financial Officer, Treasurer and Executive Vice President. Mr. McClure is also the President of our Advisor and our Sponsor. Mr. McClure also serves as the President of SST II and SST IV. From January 2013 until January 2017, Mr. McClure served as the Chief Financial Officer of our Sponsor. From January 2008 through October 1, 2015, Mr. McClure served as Chief Financial Officer and Treasurer of SmartStop Self Storage and served as an Executive Vice President of such entity from June 2011 until the merger of SmartStop Self Storage with Extra Space on October 1, 2015. Mr. McClure is currently President of Strategic Storage Holdings, LLC and was Chief Financial Officer and Treasurer from January 2008 until January 2017. Prior to that time, from 2004 to June 2007, Mr. McClure held various positions, including Vice President of Finance, at the North Inland Empire Division of Pulte Homes, Inc. At Pulte Homes, he was responsible for all finance, accounting, human resources and office administration functions. From 2002 to 2004, Mr. McClure was a director in the Audit Business Advisory Services practice for PricewaterhouseCoopers LLP. From 1985 to 2002, Mr. McClure was with Arthur Andersen LLP, holding various positions including partner. In his 20 years of experience in the public accounting field, Mr. McClure had extensive experience in the real estate industry working with REITs, homebuilders and land development companies and worked on numerous registration statements and public offerings. He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. McClure holds a B.S.B.A. degree from California State University, Fullerton.

Michael O. Terjung. Mr. Terjung is our Chief Financial Officer and Treasurer, positions he has held since January 2017. He has also served as the Chief Financial Officer and Treasurer of our Sponsor and Chief Financial Officer and Treasurer of our Advisor since January 2017. Mr. Terjung is responsible for overseeing our budgeting, forecasting and financial management policies, along with directing all SEC and regulatory reporting. Mr. Terjung is also the Chief Financial Officer and Treasurer of Strategic Student Senior and Storage Trust, Inc., an affiliate of our Sponsor. Previously, from October 2015 to January 2017, Mr. Terjung served as a Controller of our Sponsor and was most recently assigned to our accounting, financial management and SEC and regulatory reporting. He served as a Controller of SmartStop Self Storage from September 2014 until its merger with Extra Space on October 1, 2015 and also previously served as a Controller of Strategic Storage Holdings, LLC assigned to SmartStop Self Storage from September 2009 to September 2014. From July 2004 to September 2009, Mr. Terjung held various positions with NYSE listed Fleetwood Enterprises, Inc., including Corporate Controller responsible for financial reporting and corporate accounting. Mr. Terjung gained public accounting and auditing experience while employed with PricewaterhouseCoopers LLP and Arthur Andersen LLP from September 2000 to July 2004, where he worked on the audits of a variety of both public and private entities, registration statements and public offerings. Mr. Terjung is a Certified Public Accountant, licensed in California, and graduated cum laude with a B.S.B.A. degree from California State University, Fullerton.

Wayne Johnson. Mr. Johnson has been our Chief Investment Officer since August 2015. Prior to that, he served as our Senior Vice President — Acquisitions, focusing on self storage acquisitions, which position he held since our initial formation in March 2013. Mr. Johnson has also served as Senior Vice President for our Advisor since March 2013. Mr. Johnson also serves as Chief Investment Officer of our Sponsor. Mr. Johnson also served as Senior Vice President — Acquisitions for SmartStop Self Storage from August 2007 until January 2015, when he was elected Chief Investment Officer, until the merger of SmartStop Self Storage with Extra Space on October 1, 2015. Mr. Johnson also served as

Senior Vice President — Acquisitions for Strategic Capital Holdings, LLC beginning in June 2006 and as Senior Vice President — Acquisitions for SST II from January 2013 until June 2015 when he was elected Chief Investment Officer. Mr. Johnson also serves as Senior Vice President – Acquisitions for SST IV. Prior to joining Strategic Capital Holdings, LLC, Mr. Johnson was involved in all aspects of commercial development and leasing, including office, office warehouse, retail and self storage facilities. During such time, Mr. Johnson developed, managed and operated 14 self storage facilities in excess of one million square feet. Mr. Johnson served on the board and is the past President of the Texas Self Storage Association (TSSA), which is the trade organization for self storage development, ownership and management with approximately 3,800 members consisting of storage owners, developers, operators and vendors throughout Texas. Mr. Johnson entered the commercial real estate business in 1979 after graduating from Southern Methodist University with a B.B.A. in Finance and Real Estate.

Ken Morrison. Mr. Morrison has been our Senior Vice President — Property Management since January 2014. He has also been the President of our Property Manager since its initial formation in March 2013. Mr. Morrison also served as the President of Strategic Storage Property Management, LLC (“SSPM”) since December 2011 and as Senior Vice President — Property Management of SmartStop Self Storage beginning in January 2013 until October 1, 2015, when SmartStop Self Storage merged with Extra Space. Since January 2013, Mr. Morrison has served as Senior Vice President– Property Management of SST II and since June 2016 has served as Senior Vice President – Property Management of SST IV. Mr. Morrison’s primary responsibility is to oversee property management and sub-property management of our self storage properties, which includes managing the day-to-day activities at our self storage facilities located outside the United States, maintaining and upgrading the properties in our self storage portfolio, and overseeing the Internet and Self Storage Marketing departments of our Sponsor. Prior to joining SSPM, Mr. Morrison held several executive management positions with Public Storage from 1998 until November 2011, where he was responsible for the oversight of 300 self storage facilities in 11 states and supervised a staff of 37 district managers. Prior to joining Public Storage, Mr. Morrison spent eight years in management with Safeway. Mr. Morrison has completed coursework at both West Valley College in Saratoga, California and the Center for Creative Leadership in San Diego, California.

Paula Mathews. Ms. Mathews has served as our Secretary and an Executive Vice President since our formation in March 2013. Ms. Mathews was appointed Executive Vice President of our Advisor in March 2013. Ms. Mathews is responsible for pre-acquisition due diligence and post-acquisition management and leasing of all commercial assets. Ms. Mathews is an Executive Vice President of our Sponsor. Ms. Mathews served as an Executive Vice President and Assistant Secretary for SmartStop Self Storage, positions she held since August 2007 and June 2011, respectively, until the merger of SmartStop Self Storage with Extra Space on October 1, 2015. Ms. Mathews is also an Executive Vice President and Secretary of SST II, positions she has held since January 2013, and is a member of the Board of Directors of SST II, a position to which she was appointed in January 2016. Ms. Mathews is also an Executive Vice President and Secretary of SST IV, positions she has held since June 2016. Since January 2008, Ms. Mathews also served as Secretary for Strategic Storage Holdings, LLC. Since 2005, she has also served as Vice President — Commercial Operations for Strategic Capital Holdings, LLC. Prior to joining Strategic Capital Holdings, LLC, Ms. Mathews was a private consultant from 2003 to 2005 providing due diligence services on the acquisition and disposition of assets for real estate firms. Prior to that, Ms. Mathews held senior level executive positions with several pension investment advisors, including the following: a real estate company specializing in 1031 transactions from 2002 to 2003 where she was the Director of Operations; KBS Realty Advisors from 1995 to 2001 where she was responsible for the management of $600 million in “value added” commercial assets in seven states; TCW Realty Advisors (now CBRE Investors) from 1985 to 1992 as a Senior Vice President where her focus was retail assets within closed end equity funds; and PMRealty Advisors from 1983 to 1985 in a portfolio management role. She began her real estate career in 1977 with The Irvine Company, the largest land holder in Orange County, California, where she held several positions within the Commercial/Industrial Division structuring industrial build-to-suits, ground leases and land sales. Ms. Mathews holds a B.S. degree from the University of North Carolina, Chapel Hill.

James L. Berg. Mr. Berg has been our Assistant Secretary since January 2014. Mr. Berg is also the General Counsel of our Sponsor. Mr. Berg was the Secretary of SmartStop Self Storage from June 2011 until the merger of SmartStop Self Storage with Extra Space on October 1, 2015. Mr. Berg has served as Assistant Secretary of SST II since January 2013 and as Assistant Secretary of SST IV since June 2016. Since April 2011, Mr. Berg has also served as General Counsel of Strategic Storage Holdings, LLC. Mr. Berg has over 25 years of experience in general business, corporate, securities, venture capital and intellectual property law. From November 2004 to April 2011, he was General Counsel of U.S. Advisor, LLC. During 2004, Mr. Berg was Senior Vice President and General Counsel of LoanCity.com, a wholesale mortgage lender based in San Jose, California. Prior to that, Mr. Berg was a partner in several laws firms in Oakland, California. Mr. Berg received a J.D. (magna cum laude) from the University of Michigan Law School in 1978 and a B.S. (with high distinction) from the University of Michigan Business School in 1975. He is a member of the State Bar of California, Business Law Section.

Leon W. Holmes. Mr. Holmes is one of our independent directors and is the chairman of our Nominating and Corporate Governance Committee and our Compensation Committee and is also a member of our Audit Committee. He has over 40 years of experience in the risk management and insurance industry with an emphasis on commercial real estate, including self storage, office, industrial, mixed-use and multi-family. Until 2012, Mr. Holmes was a Senior Client Executive and the real estate practice leader for the Orange County, California office of Marsh & McLennan Companies, where he was responsible for overall client relationship and service. He negotiated customized coverage for REITs and large multi-billion dollar portfolios. From 1998 to 1999, Mr. Holmes was a Senior Vice President with Sedgwick, responsible for leading team servicing primarily in real estate, construction and manufacturing. Mr. Holmes graduated with a Bachelor of Arts in Economics and Psychology from the University of Wisconsin. He is a member of the Insurance Educational Association and has an Associate of Risk Management designation.

Stephen G. Muzzy. Mr. Muzzy is one of our independent directors and is the chairman of our Audit Committee and a member of our Nominating and Corporate Governance Committee and our Compensation Committee. He has 20 years of experience in the commercial banking industry, including both real estate and construction lending for commercial, industrial, self storage, office and retail real estate properties. Mr. Muzzy is currently a Partner at MF Partners, an investment partnership focusing on real estate and late stage private equity investments, a position he has held since October 2012. Prior to MF Partners, Mr. Muzzy was a Senior Vice President at OneWest Bank from March 2012 to May 2014. Prior to OneWest Bank, Mr. Muzzy was a Senior Vice President and Senior Banker with JPMorgan Chase’s middle market banking group from January 2011 through March 2012, and a Vice President and Senior Relationship Manager with Wells Fargo’s commercial banking group from August 2007 through January 2011. From February 2006 through August 2007, Mr. Muzzy was a Vice President at Commerce National Bank. Mr. Muzzy began his banking career in 1994 with Wells Fargo, where he held various positions, including Vice President, Business Development Officer, Relationship Manager, and Store Manager. He is an active member of the community and serves as a director of several nonprofit organizations, including the Orange Catholic Foundation and Casa Teresa. He also previously served as a director of numerous other organizations, including Pretend City Children’s Museum, Second Harvest Food Bank, Team Kids and The Mission Hospital Foundation. Mr. Muzzy graduated with a Bachelor of Arts in Social Ecology from the University of California, Irvine, and has a Masters of Business Administration from Pepperdine University.

STOCK OWNERSHIP

Beneficial Ownership of the Company’s Stock

The following table sets forth, as of March 15, 2017, the amount of our common stock beneficially owned by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (2) each of our directors; (3) each of our executive officers; and (4) all of our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on approximately 26 million shares of common stock outstanding as of March 15, 2017.

	Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Number of Shares of Common Stock		Percentage of Class
H. Michael Schwartz, Chairman of the Board of Directors and Chief Executive Officer	103	(2)	*
Michael S. McClure, President	—		—
Michael O. Terjung, Chief Financial Officer and Treasurer	—		—
Wayne Johnson, Chief Investment Officer	—		—
Ken Morrison, Senior Vice President — Property Management	—		—
Paula Mathews, Executive Vice President and Secretary	2,349		*
James L. Berg, Assistant Secretary	—		—
Leon W. Holmes, Independent Director	625		*
Stephen G. Muzzy, Independent Director	938		*

All directors and executive officers as a group	4,015		*

*	Represents less than 1% of our outstanding common stock as of March 15, 2017.
(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following March 15, 2017. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)	Includes approximately 103 shares owned by SS Growth Advisor, LLC, which is indirectly owned and controlled by Mr. Schwartz.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires each director, officer, and individual beneficially owning more than 10% of a registered security to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5). These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2016 or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons for 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

Certain of our executive officers and one of our directors hold ownership interests in and are officers of our Sponsor, our Advisor, our Property Manager, our Dealer Manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that they owe to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to: (1) allocation of new investments and management time and services between us and the other entities; (2) our purchase of properties from, or sale of properties to, affiliated entities; (3) the timing and terms of the investment in or sale of an asset; (4) development of our properties by affiliates; (5) investments with affiliates of our Advisor; (6) compensation to our Advisor; and (7) our relationship with our Dealer Manager and Property Manager.

We are currently a party to three types of agreements giving rise to material transactions between us and our affiliates, including our Advisory Agreement, our Property Management Agreements and our Dealer Manager Agreement. Our independent directors reviewed the material transactions between us and our affiliates arising out of these agreements during the year ended December 31, 2016. Set forth below is a description of the relevant transactions with our affiliates, which we believe have been executed on terms that are fair to the Company.

Advisory Agreement

SmartStop Asset Management, LLC, our Sponsor, is the sole voting member of our Advisor, SS Growth Advisor, LLC. Certain of our executives, including Mr. Schwartz, serve as officers of our Advisor and our Sponsor.

Our Advisor and its affiliates perform services for us in connection with the offer and sale of our shares and the selection, acquisition and management of our properties pursuant to our Advisory Agreement. The term of our Advisory Agreement will end on January 20, 2018, but may be renewed for an unlimited number of successive one-year periods.

Many of the services performed by our Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that our Advisor performs for us as our Advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the Advisory Agreement, our Advisor undertakes to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our Advisor, either directly or indirectly by engaging an affiliate, performs the following, among other duties and subject to the authority of our board of directors:

•	finding, evaluating, presenting and recommending to us investment opportunities consistent with our investment policies and objectives;

•	serving as our investment and financial advisor and providing research and economic and statistical data in connection with our assets and our investment policies;

•	acquiring properties and making investments on our behalf in compliance with our investment objectives and policies;

•	structuring and negotiating the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	reviewing and analyzing each property’s operating and capital budget;

•	arranging, structuring and negotiating financing and refinancing of properties;

•	performing all operational functions for the maintenance and administration of our assets, including the servicing of mortgages;

•	consulting with our officers and board of directors and assisting the board of directors in formulating and implementing our financial policies;

•	preparing and reviewing on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies;

•	providing the daily management and performing and supervising the various administrative functions reasonably necessary for our management and operations; and

•	investigating, selecting, and, on our behalf, engaging and conducting business with such third parties as our Advisor deems necessary to the proper performance of its obligations under the Advisory Agreement.

Organization and offering costs of the Offering may be paid by our Advisor on our behalf and will be reimbursed to our Advisor from the proceeds of the Offering. Organization and offering costs consist of all expenses (other than sales commissions, dealer manager fees and stockholder servicing fees) to be paid by us in connection with the Offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and other accountable offering expenses, including, but not limited to: (i) amounts to reimburse our Advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our Advisor and its affiliates in connection with registering and marketing our shares; (ii) technology costs associated with the Offering; (iii) our costs of conducting our training and education meetings; (iv) our costs of attending retail seminars conducted by participating broker-dealers; and (v) payment or reimbursement of bona fide due diligence expenses. Our Advisor must reimburse us within 60 days after the end of the month in which the Offering terminates to the extent we paid or reimbursed organization and offering costs (excluding sales commissions, dealer manager fees and stockholder servicing fees) in excess of 3.5% of the gross offering proceeds from the primary offering portion of the Offering (the “Primary Offering”).

Our Advisory Agreement also requires our Advisor to reimburse us to the extent that organization and offering expenses, including sales commissions, dealer manager fees and stockholder servicing fees, are in excess of 15% of gross proceeds from the Offering. Our Advisor receives acquisition fees equal to 1.75% of the contract purchase price of each property we acquire plus reimbursement of any acquisition expenses the Advisor incurs. Our Advisor also receives a monthly asset management fee equal to one-twelfth of 0.5% of our average invested assets, as defined in our Advisory Agreement.

Under our Advisory Agreement, our Advisor receives disposition fees in an amount equal to the lesser of: (a) 1% of the contract sale price for each property or (b) 50% of the competitive real estate commission for each property we sell as long as our Advisor provides substantial assistance in connection with the sale. Any disposition fee may be paid in addition to real estate commissions paid to non-affiliates, provided that the total real estate commissions (including the disposition fee) paid to all persons for each property does not exceed an amount equal to the lesser of: (i) 6% of the aggregate contract sales price of each property or (ii) the competitive real estate commission for each property. The disposition fee is paid at the time the property is sold. There were no such disposition fees for the year ended December 31, 2016. Under our Advisory Agreement, we also pay our Advisor a financing fee of up to 0.5% of the borrowed amount of a loan for arranging for financing in connection with the acquisition, development or repositioning of our properties. We also pay our Advisor or its affiliates a market-based development fee equal to the amount that would be payable to an unaffiliated third-party for development of a similar property in the same geographic region, which development fee may be reallowed to a third party developer. There were no such development fees for the year ended December 31, 2016.

Our Advisor may also be entitled to various subordinated distributions under our operating partnership agreement if we (1) list our shares of common stock on a national exchange, (2) terminate our Advisory Agreement, (3) liquidate our portfolio, or (4) enter into an Extraordinary Transaction, as defined in the operating partnership agreement. There were no such distributions for the year ended December 31, 2016.

Our Advisory Agreement provides for reimbursement of our Advisor’s direct and indirect costs of providing administrative and management services to us. Beginning four fiscal quarters after the acquisition of our first real estate asset, our Advisor must pay or reimburse us the amount by which our aggregate annual operating expenses, as defined, exceed the greater of 2% of our average invested assets or 25% of our net income, as defined, unless a majority of our independent directors determine that such excess expenses were justified based on unusual and non-recurring factors. For any fiscal quarter for which total operating expenses for the 12 months then ended exceeds the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of that quarter and send a written disclosure of this fact to our stockholders. In each case the disclosure will include an explanation of the factors that the independent directors considered in arriving at the conclusion that the excess expenses were justified. For the year ended December 31, 2016, our Advisor paid approximately $546,000 in operating expenses on our behalf. For the year ended December 31, 2016, we reimbursed approximately $561,000 in operating expenses to our Advisor, some of which included reimbursements for operating expenses incurred during the year ended December 31, 2015.

Property Management Agreements

SmartStop Asset Management, LLC, our Sponsor, is the sole member of SS Growth Property Management, LLC, our Property Manager.

Each of our self storage properties located in the United States is subject to separate property management agreements with our Property Manager, which in turn has entered into sub-property management agreements with an affiliate of Extra Space, which provides on-site management of such properties. Under the property management agreements, our Property Manager receives a monthly management fee of $2,500 or 6% of the gross revenues, whichever is greater, plus reimbursement of the Property Manager’s costs of managing the properties. Extra Space has agreed to pay up to $25,000 for each property managed toward the signage and set-up costs associated with converting each property to the Extra Space brand (the “Set-Up Amount”). The property management agreements have a three year term and automatically renew for successive one year periods thereafter, unless we or our Property Manager provides prior written notice at least 90 days prior to the expiration of the term. We may terminate a property management agreement without cause at any time during its initial three year term if we pay the Property Manager a termination fee equal to the Set-Up Amount, reduced by 1/36th of the Set-Up Amount for every full month of the term. After the end of the initial three year term, we may terminate a property management agreement on 30 days prior written notice without payment of a termination fee. Our Property Manager may terminate a property management agreement on 60 days prior written notice to us.

The sub-property management agreements between our Property Manager and Extra Space are substantially the same as the property management agreements between us and our Property Manager. Under the sub-property management agreements, our Property Manager will pay Extra Space a monthly management fee of $2,500 or 6% of the gross revenues, whichever is greater, plus reimbursement of Extra Space’s costs of managing the properties; provided, however that no management fee is due and payable to Extra Space for the months of January and July each year during the term. Extra Space has the exclusive right to offer tenant insurance to the tenants and is entitled to all of the benefits of such tenant insurance. The sub-property management agreements also have a three year term and automatically renew for successive one year periods thereafter, unless our Property Manager or Extra Space provides prior written notice at least 90 days prior to the expiration of the term. Our Property Manager may terminate a sub-property management agreement without cause at any time during its initial three year term if it pays Extra Space a termination fee equal to the Set-Up Amount, reduced by 1/36th of the Set-Up Amount for every full month of the term. After the end of the initial three year term, our Property Manager may terminate a sub-property management agreement on 30 days prior written notice without payment of a termination fee. Extra Space may terminate a sub-property management agreement on 60 days prior written notice to our Property Manager.

In addition, we entered into an agreement with Extra Space and our Property Manager in which we agreed that, subject to certain limitations, our Property Manager will retain Extra Space as sub-property manager for all self storage properties we acquire in the United States that will be managed by our Property Manager.

Any self storage property located in Canada is managed by our Property Manager and such property is branded using the SmartStop® Self Storage brand. The property management agreements with our Property Manager related to assets located in Canada provide for a fee that is the greater of $3,000 or six percent (6%) of gross monthly rentals, plus reimbursement for a pro rata share of the salaries, wages and other compensation of the Property Manager’s regional and district managers in Canada. Our Property Manager also receives a one-time fee for each Canadian property acquired by us that is managed by our Property Manager in the amount of $3,750. In addition, we pay an affiliate of the Property Manager a monthly service fee related to each Canadian asset equal to the aggregate of (1) all salaries, wages and other compensation of all on-site personnel, including all applicable taxes and payments, expense reimbursements, health insurance premiums, and all other amounts in respect of the on-site personnel (the “Monthly Amount”), and (2) an amount equal to five percent (5%) of the Monthly Amount. In addition, any revenues from the tenant protection plan at the Canadian assets are split between us and our Property Manager, with us receiving 50% of the revenues and our applicable Property Manager receiving 50% of the revenues.

Dealer Manager Agreement

Our Sponsor indirectly owns a 15% beneficial non-voting equity interest in Select Capital Corporation, our Dealer Manager.

Our Dealer Manager serves as our Dealer Manager pursuant to our Dealer Manager Agreement. The Dealer Manager Agreement terminates upon the termination of our Offering or upon 60 days’ written notice by either party. Our Dealer Manager provides wholesaling, sales promotional and marketing services to us in connection with our Offering. Specifically, our Dealer Manager ensures compliance with SEC rules and regulations and FINRA rules relating to the sale process and participating broker-dealer relationships, assists in the assembling of prospectus kits, assists in the due diligence process and ensures proper handling of investment proceeds.

Our Dealer Manager is entitled to a sales commission of up to 7.0% of gross proceeds from sales of Class A Shares and up to 2.0% of gross proceeds from the sales of Class T Shares in the Primary Offering and a dealer manager fee up to 3.0% of gross proceeds from sales of both Class A Shares and Class T Shares in the Primary Offering. In addition, our Dealer Manager receives an ongoing stockholder servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in the primary offering portion of the Offering. Our Dealer Manager entered into participating dealer agreements with certain other broker-dealers authorizing them to sell our shares. Upon sale of our shares by such broker-dealers, our Dealer Manager re-allows all of the sales commissions paid in connection with sales made by these broker-dealers. Our Dealer Manager may also re-allow to these broker-dealers a portion of the 3% dealer manager fee as marketing fees, reimbursement of certain costs and expenses of attending training and education meetings sponsored by our Dealer Manager, payment of attendance fees required for employees of our Dealer Manager or other affiliates to attend retail seminars and public seminars sponsored by these broker-dealers, or to defray other distribution-related expenses. Our Dealer Manager generally re-allows 100% of the stockholder servicing fee to participating broker-dealers, provided, however, that our Dealer Manager does not re-allow the stockholder servicing fee to any registered representative of a participating broker-dealer if such registered representative ceases to serve as the representative for an investor in our Offering.

In accordance with FINRA rules, in no event will our total underwriting compensation, including, but not limited to, sales commissions, stockholder servicing fees, the dealer manager fee and expense reimbursements to our Dealer Manager and participating broker-dealers, exceed 10% of our gross offering proceeds, in the aggregate. We expect to pay an additional amount of gross offering proceeds for bona fide accountable due diligence expenses; however, to the extent these due diligence expenses cannot be justified, any excess over actual due diligence expenses will be considered underwriting compensation subject to the above 10% limitation and, when aggregated with all other non-accountable expenses may not exceed 3% of gross offering proceeds. We may also reimburse our Advisor for all expenses incurred by our Advisor and its affiliates in connection with the Offering and our organization, but in no event will such amounts exceed (i) 3.5% of the gross offering proceeds raised by us in the terminated or completed Offering (excluding sales commissions and dealer manager fees), or (ii) 15% of the gross offering proceeds raised by us in the terminated or completed Offering (including sales commissions and dealer manager fees). If the organization and offering expenses exceed such limits, within 60 days after the end of the month in which the offering terminates or is completed, our Advisor must reimburse us for any excess amounts. FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.

Fees Paid to our Affiliates

Pursuant to the terms of the agreements described above, the following summarizes the related party costs incurred, paid, and payable for the year ended December 31, 2016:

	Incurred	Paid	Payable
Expensed
Operating expenses (including organizational costs)	$545,696	$561,480	$9,915
Asset management fees	417,217	409,967	7,250
Property management fees(1)	565,519	565,519	—
Acquisition expenses	753,090	863,741	6,424
Debt issuance costs	65,015	167,265	—
Additional Paid-in Capital
Selling commissions	5,348,277	5,348,277	—
Dealer Manager fee	1,474,763	1,380,898	99,026
Stockholder servicing fee(2)	873,133	32,213	840,920
Offering costs	431,718	434,530	—

Total	$10,474,428	$9,763,890	$963,535

(1)	During the years ended December 31, 2015 and 2016, property management fees include approximately $92,000 and approximately $475,000, respectively, of fees paid to the sub-property manager of our properties.

(2)	The Company pays our Dealer Manager an ongoing stockholder servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 1% of the purchase price per share of the Class T Shares sold in the Primary Offering.

Extra Space Self Storage

In connection with the merger of SmartStop Self Storage into Extra Space, certain of our executive officers, including H. Michael Schwartz, Paula Mathews, Michael McClure and James Berg, received units of limited partnership interest in Extra Space Storage LP, the operating partnership for Extra Space, in exchange for units of limited partnership of SmartStop Self Storage Operating Partnership, L.P., the operating partnership for SmartStop Self Storage, owned by such executives. Accordingly, these executives may face conflicts of interest when making decisions relating to transactions involving Extra Space, including but not limited to the sub-property management agreements entered into with Extra Space for the management of our properties located in the United States.

Preferred Equity Investment of SSTI Preferred Investor

On July 31, 2014, a wholly-owned subsidiary of our prior sponsor’s operating partnership, SSTI Preferred Investor, LLC (the “Preferred Investor”) entered into the Unit Purchase Agreement with us and our Operating Partnership. Pursuant to the Unit Purchase Agreement, the Preferred Investor agreed to provide up to $18,100,000 through a preferred equity investment in our Operating Partnership (the “Investment”), to be used solely for investments in self storage properties, as described in the underlying documents, in exchange for up to 724,000 preferred units of limited partnership interest in our Operating Partnership (the “Preferred Units”), each having a liquidation preference of $25.00 per Preferred Unit (the “Liquidation Amount”), plus all accrued and unpaid distributions.

The Preferred Investor invested a total of $17.5 million in exchange for approximately 700,000 Preferred Units. On September 23, 2015 we redeemed $1.5 million in Liquidation Amount of the Preferred Units; and from June 2016 through October 2016, we redeemed approximately $16 million of the Preferred Units in our Operating Partnership and approximately $1.5 million of Deferred Distributions owed thereon, such that we no longer have any remaining obligations related to the Preferred Units.

In connection with the Investment, the Preferred Investor entered into an Amendment to the Operating Partnership Agreement of our Operating Partnership which sets forth the key terms of the Preferred Units which are summarized below.

Distribution Rate

The Preferred Units received current distributions (the “Current Distributions”) at a rate of one-month LIBOR plus 6.5% per annum on the Liquidation Amount, payable monthly and calculated on an actual/360 basis.

In addition to the Current Distributions, our Operating Partnership had the obligation to elect either to (A) pay the holder of the Preferred Units additional distributions monthly in an amount that would accrue at the rate of: (i) 4.35% until January 31, 2017; and (ii) thereafter, 6.35% or (B) defer the additional distributions in an amount that would accrue monthly at the rate of (i) for the period until January 31, 2017, LIBOR plus 10.85% and (ii) thereafter, LIBOR plus 12.85% (the “Deferred Distributions”).

Redemptions; Repurchases

The Preferred Units could be redeemed by our Operating Partnership, in whole or in part, at the option of our Operating Partnership at any time. The redemption price for the Preferred Units was equal to the sum of the Liquidation Amount plus all accumulated and unpaid Current Distributions and any accumulated Deferred Distributions thereon to the date of redemption (the “Redemption Price“). If fewer than all of the outstanding Preferred Units were to be redeemed at the option of our Operating Partnership, the Preferred Units to be redeemed would be determined pro rata or by lot or in such other manner as determined by us, as the general partner of our Operating Partnership, to be fair and equitable to all holders of the Preferred Units.

The Preferred Investor, as a holder of Preferred Units was entitled to require our Operating Partnership to repurchase the Preferred Units upon the occurrence of any of the following (each an “Optional Repurchase Event” and each as defined within the Amendment): (A) a breach of any of the Protective Provisions; (B) an Event of Default; (C) a Change of Control that has not been consented to in accordance with the terms of the Amendment; (D) our failure to qualify as a REIT under the Internal Revenue Code; or (E) the occurrence and continuance of a monetary or a material default beyond any applicable cure period under any of the loan documents for each of the properties in our portfolio. The repurchase price for the Preferred Units would have been the Redemption Price.

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON OR NOT, WE URGE YOU TO HAVE YOUR VOTE RECORDED. STOCKHOLDERS MAY SUBMIT THEIR PROXIES VIA MAIL USING THE ENCLOSED PROXY CARD AND ENVELOPE, VIA THE INTERNET AT WWW.PROXYPUSH.COM/SSGT OR VIA TELEPHONE AT 1-866-291-7285.

YOUR VOTE IS VERY IMPORTANT AND YOUR IMMEDIATE RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE US SIGNIFICANT ADDITIONAL EXPENSES ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.

PROPOSALS ON WHICH YOU MAY VOTE

PROPOSAL 1. ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of all three members of our board of directors. Each person elected will serve as a director until our 2018 annual meeting of stockholders and until his successor is elected and qualified. Our board of directors has nominated the following people for re-election as directors:

•	H. Michael Schwartz

•	Leon W. Holmes

•	Stephen G. Muzzy

Each of the nominees is a current member of our board of directors. Detailed information on each nominee is provided on pages 16-19.

If any nominee becomes unable or unwilling to stand for re-election, our board of directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Vote Required

Each director is elected by the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. There is no cumulative voting in the election of our directors. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Recommendation

Each of the three nominees for re-election as a director will be elected at the annual meeting if a quorum is present at the annual meeting and a majority of shares entitled to vote who are present in person or by proxy and at such meeting vote in favor of such director for re-election. A properly executed proxy marked “FOR ALL” will be considered a vote in favor of all nominees for re-election as director. A properly executed proxy marked “FOR ALL EXCEPT” will be considered a vote in favor of all nominees EXCEPT those nominees you specifically list in the space provided. A properly executed proxy marked “WITHHOLD ALL” will be considered a vote against all director nominees.

Our board of directors unanimously recommends a vote “FOR ALL” nominees listed for re-election as directors.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017

The Audit Committee of our board of directors has appointed CohnReznick to be our independent registered public accounting firm for the year ending December 31, 2017. A representative of CohnReznick is expected to be present at the annual meeting and will have an opportunity to make a statement if he so desires. The representative also will be available to respond to appropriate questions from the stockholders.

Although it is not required to do so, our board of directors is submitting the Audit Committee’s appointment of our independent registered public accounting firm for ratification by our stockholders at the annual meeting in order to ascertain the view of the stockholders regarding such appointment.

Vote Required

The affirmative vote of a majority of votes cast on the proposal at the annual meeting, if a quorum is present, will be required to approve this proposal. Votes are cast either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote. In the event this matter is not ratified by our stockholders, the Audit Committee will reconsider whether or not to retain our independent registered public accounting firm at its next scheduled meeting.

Recommendation

Our board of directors unanimously recommends a vote “FOR” ratification of the appointment of CohnReznick as our independent registered public accounting firm for the year ending December 31, 2017.

STOCKHOLDER PROPOSALS

Any proposal by a stockholder for inclusion in proxy solicitation materials for the next annual meeting of stockholders must be received by our Assistant Secretary, James Berg, at our offices no later than December 21, 2017 and must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. If a stockholder desires to present a proposal at the 2018 annual meeting, whether or not the proposal is intended to be included in the 2018 proxy materials, our bylaws require that the stockholder give advance written notice to our Assistant Secretary, James Berg, no earlier than December 21, 2017 and no later than January 22, 2018. Stockholders desiring to submit a proposal are advised to examine the Company’s bylaws, as they contain additional submission requirements.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

STRATEGIC STORAGE GROWTH TRUST, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 22, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please vote by June 21, 2017

The undersigned stockholder of Strategic Storage Growth Trust, Inc., a Maryland corporation, hereby appoints Michael O. Terjung and James L. Berg, and each of them as proxies, for the undersigned with full power of substitution in each of them, to attend the 2017 Annual Meeting of Stockholders of Strategic Storage Growth Trust, Inc. to be held on June 22, 2017 at 10:30 a.m. (PDT), at 10 Terrace Road, Ladera Ranch, California 92694, and any and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Strategic Storage Growth Trust, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct.

When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted “FOR ALL” the nominees named in Item 1 and “FOR” Item 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” THE NOMINEES NAMED IN ITEM 1 AND “FOR” ITEM 2. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS.

1.	For the election of H. Michael Schwartz, Leon W. Holmes and Stephen G. Muzzy to serve as directors until the Annual Meeting of Stockholders of Strategic Storage Growth Trust, Inc. to be held in the year 2018 and until their successors are elected and qualified.

☐ H. Michael Schwartz	☐ Leon W. Holmes	☐ Stephen G. Muzzy

☐ For All Nominees	☐ Withhold All	☐ For all Except*

*Exceptions

To withhold authority to vote for any individual nominee, mark the “For All Except” box and write that nominee’s name in the space provided.

2.	For ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

☐ For	☐ Against	☐ Abstain

SIGN, DATE AND RETURN:

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date: /	/2017

If the stock is jointly owned, both parties must sign.

Date: /	/2017

YOUR VOTE IS IMPORTANT!

You can authorize the proxies to cast your vote and otherwise represent you at the Annual Meeting in one of three ways:

MAIL: Return the completed proxy card in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by June 21, 2017.

INTERNET: You may vote online at www.proxypush.com/ssgt until June 21, 2017 at 11:59 p.m. (PDT).

TELEPHONE: You may vote via telephone at 1-866-291-7285 until June 21, 2017 at 11:59 p.m. (PDT).

Important notice regarding the availability of proxy materials for the Strategic Storage Growth Trust, Inc. Annual Meeting of Stockholders to be held on June 22, 2017. The Annual Report and Proxy Statement for this meeting are available at www.proxypush.com/ssgt.

STRATEGIC STORAGE
GROWTH TRUST, INC. P.O. BOX 8035
CARY, NC 27512-9916

YOUR VOTE IS IMPORTANT!

PLEASE VOTE BY:

INTERNET

Go To: www.proxypush.com/ssgt

• Cast your vote online.

• Have your Proxy Card ready.

• Follow the simple instructions to record your vote.

PHONE

Call 1-866-291-7285

• Use any touch-tone telephone

• Have your Proxy Card ready.

• Follow the simple recorded instructions.

MAIL

• Mark, sign and date your Proxy Card.

• Fold and return your Proxy Card in the postage-paid envelope provided with the address below showing through the window.

PROXY TABULAR
P.O. BOX 8035
CARY, NC 27512-9916

STRATEGIC STORAGE GROWTH TRUST, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 22, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please vote by June 21, 2017

The undersigned stockholder of Strategic Storage Growth Trust, Inc., a Maryland corporation, hereby appoints Michael O. Terjung and James L. Berg, and each of them as proxies, for the undersigned with full power of substitution in each of them, to attend the 2017 Annual Meeting of Stockholders of Strategic Storage Growth Trust, Inc. to be held on June 22, 2017 at 10:30 a.m. (PDT), at 10 Terrace Road, Ladera Ranch, California 92694, and any and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Strategic Storage Growth Trust, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, including matters incident to its conduct.

When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted “FOR ALL” the nominees named in Item 1 and “FOR” Item 2.

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If the stock is jointly owned, both parties must sign.	▶

Signature(s)

Date:

Signature(s)

Date:

PLEASE BE SURE TO SIGN AND DATE THIS CARD AND MARK ON THE REVERSE SIDE

Important Notice Regarding the Availability of Proxy Materials for the

Strategic Storage Growth Trust, Inc.

Annual Meeting of Stockholders to be held June 22, 2017.

The Annual Report and Proxy Statement for this meeting are available at:

www.proxypush.com/ssgt.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” THE NOMINEES NAMED IN ITEM 1 AND “FOR” ITEM 2. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:

1.	For the election of H. Michael Schwartz, Leon W. Holmes and Stephen G. Muzzy to serve as directors until the Annual Meeting of Stockholders of Strategic Storage Growth Trust, Inc. to be held in the year 2018 and until their successors are elected and qualified.	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT* ☐

	Nominees: (01) H. Michael Schwartz (02) Leon W. Holmes (03) Stephen G. Muzzy	* To Withhold authority to vote for any nominee(s), mark the box “FOR ALL EXCEPT” and write the number(s) of the nominee(s) below:

2.	For ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2017.	☐	☐	☐

PLEASE BE SURE TO SIGN AND DATE THIS CARD ON THE REVERSE SIDE